Exhibit 24


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated February 6, 1995 incorporated by reference in CBI Industries, Inc.'s Form 10-K for the year ended December 31, 1994.

ARTHUR ANDERSEN LLP

Chicago, Illinois,
May 15, 1995.